Exhibit 2.2

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of August 1, 2019 (this “Amendment”), is entered into by and among Constellation Alpha Capital Corp., a company incorporated in the British Virgin Islands (“Constellation”), DT Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and DermTech, Inc., a Delaware corporation (the “Company” and together with Constellation and Merger Sub, the “Parties”).

RECITALS

WHEREAS, the Parties have entered into an Agreement and Plan of Merger dated as of May 29, 2019 (the “Agreement”);

WHEREAS, the Parties wish to amend the Agreement to add Enrico Picozza to the list of initial directors of the Surviving Corporation as set forth on Exhibit B thereto and to the list of directors of Constellation as of immediately following the Effective Time and as set forth on Exhibit C thereto; and

WHEREAS, pursuant to Section 8.05 of the Agreement, the Agreement may be amended by an instrument in writing signed by each of the Parties.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.    Defined Terms. Capitalized terms used in this Amendment that are not otherwise defined shall have the meanings set forth in the Agreement.

2.    Amendment of Exhibit B to the Agreement. Exhibit B to the Agreement is hereby amended to add the words “8. Enrico Picozza” on a new line below the words “7. John Dobak, M.D.” All references to Exhibit B in the Agreement shall be deemed to refer only to Exhibit B as amended hereby.

3.    Amendment of Exhibit C to the Agreement. Exhibit C to the Agreement is hereby amended to add the words “8. Enrico Picozza” on a new line below the words “7. John Dobak, M.D.” All references to Exhibit C in the Agreement shall be deemed to refer only to Exhibit C as amended hereby.

4.    Reference to the Agreement. Each reference in the Agreement to “the Agreement,” “this Agreement,” “hereunder” and “hereof” or words of like import hereby refers to the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect.

5.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Amendment shall be heard and determined exclusively in any Delaware Chancery Court. The Parties hereby (a) submit to the exclusive jurisdiction of any Delaware Chancery Court for the purpose of any Action arising out of or relating to this Amendment brought by any of the Parties, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Amendment or the Transactions may not be enforced in or by any of the above-named courts.

6.    Counterparts. This Amendment may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

CONSTELLATION ALPHA CAPITAL CORP.

By	/s/ Rajiv Shukla
Name:	Rajiv Shukla
Title:	Chief Executive Officer

DT MERGER SUB, INC.

By	/s/ Rajiv Shukla
Name:	Rajiv Shukla
Title:	Sole Director

DERMTECH, INC.

By	/s/ John Dobak
Name:	John Dobak
Title:	Chief Executive Officer

[Signature Page to First Amendment to Agreement and Plan of Merger]